Exhibit 10.2

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 25, 2017 among GENEXOSOME TECHNOLOGIES INC., a Nevada corporation (“Buyer”) and Yu Zhou (the “Seller”).

WHEREAS, the Seller is engaged in the business of researching, developing and commercializing exosome technologies (the “Business”); and

WHEREAS, the Seller desires to sell, and the Buyer desires to purchase and acquire all of the Assets (as hereinafter defined) including, without limitation, all intellectual property and contractual rights and the other assets either designated in this Agreement and/or utilized in the Seller’s Business;

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereto hereby agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF ASSETS

1.1. PURCHASE AND SALE OF ASSETS. In accordance with the provisions of this Agreement, the Seller hereby sells, transfers, assigns and delivers free from all liens, charges and encumbrances to the Buyer, and the Buyer hereby purchases, acquires and accepts from the Seller, the right, title and interest in and to all of the properties and assets of the Seller (the “Assets”) that are used and/or necessary for the Business, including, but not limited to, the assets set forth on Schedule 1.1, and the following assets:

(a)                 All industrial and intellectual property rights, including, without limitation, those certain patents set forth on Schedule 1.1(a), all other patents not specifically set forth herein, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations, copyright applications, franchises, licenses, databases, “URL’s” and Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (“Intellectual Property Rights”);

(b)                 all equipment and tangible personal property owned or leased by the Seller);

(c)                 the unused brochures, literature, advertising, catalogues, photographs, display materials, media materials, packaging materials and other similar items which have been produced by or for the Seller;

(d)                 the photographs, display materials, media materials, packaging materials, business plans, presentations, and other similar items which have been produced by or for the Seller;

(e)                 the goodwill of the Seller in connection with the Business and the exclusive right to represent itself as carrying on the Business in succession to Seller; and

(f)                  all other assets (i.e., other than as described above and properties of every nature whatsoever, without limitation, whether tangible and intangible, and wherever located of the Seller.

1.2. EXCLUDED LIABILITIES.

(a)           It is expressly agreed and understood that the Buyer shall not assume any liabilities (collectively, the liabilities not being assumed by the Buyer are referred to herein as “Excluded Liabilities”). All responsibility with respect to all liabilities of the Seller including, but not limited to, the Excluded Liabilities, shall remain with the Seller.

(b)       The Buyer shall not assume or be bound by any obligations or liabilities of the Seller or any affiliate of the Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

(c)       The Seller shall be solely (as between the Seller and the Buyer) responsible for and pay any and all debts, losses, damages, obligations, liens, assessments, judgments, fines, disposal and other costs and expenses, liabilities and claims, including, without limitation, interest, penalties and fees of counsel and experts, as the same are incurred, of every kind or nature whatsoever made by or owed to any person.

1.3. PURCHASE PRICE.

(a) PAYMENT OF CONSIDERATION. The aggregate purchase price payable for the Assets consists of:

(i) an aggregate of $876,087 in cash (the “Cash Consideration”);

(ii) 500,000 shares of common stock, $0.0001 par value per share, of Avalon GloboCare Corp. (“Avalon”) held by the Buyer (the “Avalon Stock”);

(iii) 400 shares of common stock, $0.0001 par value per share, of the Buyer (together with the Avalon Stock, the “Stock Consideration”).

(b) TAXES. The Seller shall pay any and all municipal, county, state and federal sales and documentary transfer taxes, impositions, liens, leases, assessments and similar charges if any, incurred by the Buyer or the Seller in connection with the transaction contemplated by this Agreement. Each party shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to matters within its knowledge required in connection with the payment of any such tax.

1.4. CLOSING. The closing of the transactions contemplated hereunder (the “Closing”) will take place on October 25, 2017 (the “Closing Date”), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Avalon, 83 South Street, Suite 101, Freehold, New Jersey 07728, unless another place is agreed to in writing by the parties. As of the Closing Date, all of the Assets will be transferred to the Buyer. Within thirty (30) days of the Closing, the Cash Consideration will be delivered by wire transfer in accordance with the instructions provided by the Seller. Within thirty (30) days of the Closing, the Stock Consideration will be issued and delivered to the Seller in accordance with the instructions provided by the Seller.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES

As used with respect to the Seller or the Buyer, as the case may be, the term “Material Adverse Effect” or “Material Adverse Change” means (i) any change, event, inaccuracy, violation, circumstance or effect, individually or in the aggregate, that has or is reasonably likely to have a material adverse effect on the business, assets (including intangible assets), operations, results of operations, properties or financial condition of the party and its subsidiaries taken as a whole, other than changes or effects (A) caused by changes in general economic or securities markets conditions, (B) that affect the business in which such party and its subsidiaries operate in general and that do not have a materially disproportionate effect on such party and its subsidiaries or (C) resulting from the announcement or proposed consummation of this Agreement and the transactions contemplated hereby (including any security holder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement).

2.1. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer as set forth below.

(a) QUALIFICATION AND POWER. The Seller has all requisite power and authority to (A) own, lease and operate their properties and assets and to carry on business as now being conducted and as proposed to be conducted, (B) to enter into this Agreement, (C) to perform the obligations hereunder and thereunder, and (D) to consummate the transactions contemplated hereby and thereby.

(b) ABSENCE OF UNDISCLOSED LIABILITIES. As of the Closing Date (i) the Seller had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (“Liability”)) which was not provided for or disclosed as of the Closing Date, and (ii) all liability reserves established by the Seller and set forth thereon were adequate for all such Liabilities at the respective dates thereof.

(c) INTELLECTUAL PROPERTY.

(i) The Seller has good and valid title to, and owns free and clear of all encumbrances, has the exclusive right to use, sell, transfer, market, manufacture, license (or sublicense), deliver and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights (collectively, the “Seller Rights”).

(ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any instrument or agreement governing any Seller Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Seller Right or in any way impair the right of the Seller or the Buyer to use, sell, market, manufacture, license (or sublicense), deliver, dispose of, or to bring any action for the infringement of, any Seller Right or portion thereof.

(iii) There are no royalties, honoraria, fees or other payments payable by the Seller to any person by reason of the ownership, use, license (or sublicense), delivery, sale, or disposition of the Seller Rights, other than sales commissions paid in the ordinary course of business.

(iv) Neither the manufacture, marketing, license (or sublicense), sale, delivery, or use of any product or service currently or proposed to be licensed, sold, manufactured, marketed, delivered or used by the Seller or currently under development by the Seller, violates any license (or sublicense) or agreement of the Seller with any third party or, to the best knowledge of the Seller, infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights and rights of privacy or publicity; nor, to the best knowledge of the Seller, is any third party infringing upon, or violating any license (or sublicense), delivery or agreement with the Seller relating to any Seller Right; and there is no pending or, to the best knowledge of the Seller, threatened claim or litigation contesting the validity, ownership or right to use, manufacture, market, sell, license (or sublicense), deliver or dispose of any Seller Right, nor has the Seller received any notice asserting that any Seller Right or the proposed use, manufacture, marketing, sale, license (or sublicense), delivery or disposition thereof conflicts or will conflict with the rights of any other party.

(v) Other than professionals bound by ethical obligations of their profession not to disclose such information, all current and past officers, employees and consultants of or to the Seller have executed and delivered to and in favor of the Seller an agreement regarding the protection of confidential and proprietary information and the assignment to the Seller of all Intellectual Property Rights arising from the services performed for the Seller by such persons. The Seller has taken and will continue through the Closing Date to take all steps reasonably necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Seller Rights.

(vi) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of Seller (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute “works made for hire” specially ordered or commissioned by the Seller within the meaning of United States’ copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Seller.

(vii) No person has any marketing rights to any of the Intellectual Property Rights of the Seller (excluding Intellectual Property Rights licensed to the Seller by third parties).

(viii) Schedule 1.1(a) of the Seller Disclosure Schedule contains a true and complete list of all (A) of the Seller’s patents, patent applications, patent design ideas, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registrations and copyright applications and Internet domain names and applications therefor and (B) other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by the Seller to perfect or protect its interest therein.

(d) LITIGATION, ETC. There are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best knowledge of the Seller, threatened against the Seller, whether at law or in equity, or before or by any Federal, state, local, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality (“Governmental Authority”), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Seller or (iii) disputes with customers or vendors.

(e) KNOWLEDGE DEFINITION. As used in this Article 2, the term “best knowledge” and like phrases shall mean and include the knowledge, after due inquiry.

2.2. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants to the Seller as set forth below.

(a) ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. The Buyer (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Buyer has delivered to the Seller true and complete copies of the Charter and by-laws of the Buyer. The Buyer is qualified to do business and is in good standing in each in jurisdiction in which the nature of its business requires it to be so qualified except where the failure to so qualify would not have a Material Adverse Effect.

(b) CAPITAL STOCK. The Buyer has provided to Seller a true and complete description of the authorized and outstanding shares of capital stock of the Buyer as of the Closing Date

(c) AUTHORITY. The execution, delivery and performance by the Buyer of this and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement is a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and similar laws relating to or affecting the rights of creditors, generally.

ARTICLE 3.

CONDITIONS PRECEDENT

3.1. CONDITIONS TO EACH PARTY’S OBLIGATIONS. The obligations of each party hereto to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

(a) APPROVALS. The Buyer and the Seller shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of the transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state securities laws.

(c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated hereunder shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

(d) LEGISLATION. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

3.2. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Buyer at the Closing:

(a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties of the Seller set forth in Section 2.1 hereof shall be true and correct as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above).

(b) PERFORMANCE OF OBLIGATIONS OF THE SELLER. The Seller shall have performed in all material respects the obligations required to be performed by each of them under this Agreement prior to or as of the Closing Date.

(c) CONSENTS AND APPROVALS. Duly executed copies of all consents and approvals contemplated by this Agreement, in form and substance satisfactory to the Buyer, shall have been delivered by the Seller.

(d) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Seller of this Agreement and the consummation by the Seller and each of the Shareholders of the transactions contemplated hereby, shall have been delivered by the Seller.

3.3. CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to perform this Agreement to which they are a party are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Seller:

(a) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The representations and warranties of the Buyer set forth in Section 2.2 hereof shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, which representations and warranties shall be true and correct as of such date in the same manner as specified above), and the Seller shall have received a certificate signed on behalf of the Buyer by the Chief Executive Officer of the Buyer to such effect.

(b) PERFORMANCE OF OBLIGATIONS OF THE BUYER. The Buyer shall have performed in all material respects its obligations required to be performed by it under this Agreement prior to or as of the Closing Date.

(c) GOVERNMENT CONSENTS, AUTHORIZATIONS, ETC. Copies of all consents, authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby or thereby, shall have been delivered by the Buyer.

(d) PURCHASE PRICE. The delivery of the Consideration in the manner and otherwise in accordance with Article 1 hereof, shall have been made by the Buyer.

ARTICLE 4.

ADDITIONAL AGREEMENTS

4.1. RESTRICTIONS ON TRANSFER.

(a) The Stock Consideration to be issued to the Seller at the Closing Date shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a “Transfer”) except upon the conditions specified in this Section 4.1, which conditions are intended to insure compliance with the provisions of the Securities Act. The Seller shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of the Stock Consideration beneficially owned by the Seller.

(b) Each certificate representing the Stock Consideration issued to the Seller and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES OR “BLUE-SKY” LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.”

4.2. CONFIDENTIALITY. Each party hereto agrees that any information obtained by such party (the “Receiving Party”) pursuant to or in connection with this Agreement and the transactions contemplated hereby and thereby which may be proprietary or otherwise confidential to any other party hereto (the “Disclosing Party”) will not be disclosed by the Receiving Party without the prior written consent of the Disclosing Party. Each party further acknowledges and understands that any information obtained which may be considered “inside” non-public information will not be utilized by such party in connection with purchases and/or sales of the Avalon’s shares of common stock except in compliance with applicable state and federal anti-fraud statutes.

4.3        POST CLOSING; ASSIGNMENT. Following the Closing, each of the Seller’s shall take all appropriate actions and execute all required paperwork to assign, transfer and convey all Assets, including, but not limited to, all Intellectual Property Rights, to the Buyer.

ARTICLE 5.

INDEMNIFICATION

5.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a) “AFFILIATE” as to any person means any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

(b) “EVENT OF INDEMNIFICATION” shall mean the following:

(i) the untruth, inaccuracy or breach of any representation or warranty of the Seller (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.1 of this Agreement, any Exhibit or Schedule hereto or any other document delivered in connection herewith or therewith (without giving effect to any “Material Adverse Effect” or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty);

(ii) intentionally left blank;

(iii) the breach of any agreement or covenant of the Seller contained in this Agreement , any Exhibit hereto or any other document delivered in connection herewith or therewith;

(iv) the untruth, inaccuracy or breach of any representation or warranty of the Buyer (including the fact and circumstances underlying such untruth, inaccuracy or breach) contained in Section 2.2 of this Agreement, any Exhibit or Schedule hereto or any other document delivered in connection herewith (without giving effect to any “Material Adverse Effect” or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty) or

(v) the breach of any agreement or covenant of the Buyer contained in this Agreement, any Exhibit hereto or any document delivered in connection herewith.

(c) “INDEMNIFIED PERSONS” shall mean and include (A) with respect to an Indemnification Event described in subsections 5.1(b)(i) and 5.1(b)(iii) hereof (each a “Seller Event of Indemnification”), the Buyer and its Affiliates, successors and assigns, and the officers, directors and agents of the Buyer (the “Buyer Indemnified Persons”), or (B) with respect to an Indemnification Event described in subsections 5.1(b)(iv) and 5.1(b)(v) hereof (each, a “Buyer Event of Indemnification”), the Seller and their respective Affiliates, successors and assigns, and the respective officers, directors and agents of each of the foregoing (the “Seller Indemnified Persons”).

(d) “INDEMNIFYING PERSONS” shall mean and include (A) with respect to an Indemnification Event described in subsections 5.1(b)(i) and 5.1(b)(iii) hereof, the Seller and their respective successors, assigns, heirs and legal representatives and estates, as the case may be (the “Seller Indemnifying Persons”), and (B) with respect to an Indemnification Event described in subsections 5.1(b)(iv) and 5.1(b)(v) hereof, the Buyer and its successors and assigns (the “Buyer Indemnifying Persons”).

(e) “LOSSES” shall mean any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys’, accountants’ and experts’ fees) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 5.2 hereof that shall not exceed the amount of any consideration actually paid by such Indemnifying Parties provided for hereunder.

5.2. INDEMNIFICATION GENERALLY. Subject to Section 5.6 hereof, (a) the Seller Indemnifying Persons shall severally but not jointly indemnify the Buyer Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with any Seller Event of Indemnification, and (b) the Buyer Indemnifying Persons shall jointly and severally indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Losses arising from or in connection with a Buyer Event of Indemnification.

5.3. ASSERTION OF CLAIMS. No claim shall be brought under Section 5.1 hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons, as applicable, (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or (b) written notice pursuant to Section 5.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice will not relieve the Indemnifying Persons from any liability that they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 5.2 hereof.

5.4. NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a “Third Party Claim”) shall be subject to the following terms and conditions:

(a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons, as applicable, of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, or any of them, stating the nature and basis of such Third Party Claim, and the amount thereof, to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

(b) If the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Persons hereunder against any Losses that may result from such Third Party Claims, then the Indemnifying Person shall be entitled, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its reasonable choice if it gives notice to the Indemnified Persons within twenty (20) calendar days of the receipt of notice of such Third Party Claim from the Indemnified Persons of its intention to do so. If the Indemnifying Person elects to assume and control the defense of any such Third Party Claim, the Indemnified Persons shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement of the Third Party Claim, but the fees and expenses of such counsel will be at the expense of the Indemnified Persons, unless (i) the Indemnifying Person has agreed to pay such fees and expenses, or (ii) the Indemnified Persons has been advised by its counsel that there may be one or more defenses reasonably available to it which are different from or additional to those available to the Indemnifying Person, and in any such case that portion of the fees and expenses of such separate counsel that are reasonably related to matters covered by the indemnification provided by this Article 5 will be paid by the Indemnifying Person. Expenses of counsel to the Indemnified Persons shall be reimbursed on a current basis by the Indemnifying Person if there is no dispute as to the obligation of the Indemnifying Person to pay such amounts pursuant to this Article 7. In the event the Indemnifying Person exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnified Persons shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person’s expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnifying Person. Similarly, in the event the Indemnified Persons is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Person shall cooperate with the Indemnified Persons in such defense and make available to it, at the Indemnifying Person’s expense, all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnified Persons. No such Third Party Claim, except the settlement thereof which involves the payment of money only (by a party or parties other than the Indemnified Persons) and for which the Indemnified Persons is released by the third party claimant and is totally indemnified by the Indemnifying Person, may be settled by the Indemnifying Person without the written consent of the Indemnified Persons. No Third Party Claim which is being defended in good faith by the Indemnifying Person shall be settled by the Indemnified Persons without the written consent of the Indemnifying Person.

5.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the further provisions of this Section 5.5, the respective representations and warranties of all parties shall survive the Closing Date until the applicable statute of limitation shall have expired (the “Survival Date”).

5.6. LIMITATION ON INDEMNIFICATION.

(i)       Anything to the contrary contained in this Article 5 notwithstanding, the Indemnifying Persons shall not be obligated to indemnify the Indemnified Persons pursuant to this Article 5 with respect to any Losses pursuant to Section 5.2 until the aggregate amount of such Losses exceeds fifty thousand dollars ($50,000) (the “Basket Amount”), whereupon the Indemnifying Persons shall be obligated to indemnify the Indemnified Persons for all Losses in excess of the Basket Amount:

(ii)       Each Indemnifying Person’s liability for any Losses shall be limited to the amount of such Losses net of the difference between any insurance proceeds received by the Indemnified Person in respect thereof minus the amount of premiums paid for such insurance by the Indemnified Person.

5.7. RIGHT OF SET-OFF. At its sole discretion and without limiting any other rights of the Buyer under this Agreement or at law or equity, the Buyer may satisfy any Losses for which it is to be indemnified by the Seller in this Agreement in whole or in part by offset against any funds, securities, or other property payable by the Buyer to the Seller and neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to them.

ARTICLE 6.

MISCELLANEOUS

6.1. EXPENSES. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby.

6.2. ENTIRE AGREEMENT. This Agreement (including any Exhibits attached hereto), and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements or understandings, written or oral, among the parties with respect thereto.

6.3. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

6.4. PUBLIC ANNOUNCEMENTS. Seller acknowledges and agrees that the Buyer or Avalon may make public statements pertaining to this Agreement and the business of the Buyer.

6.5. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by facsimile, with confirmation as provided above addressed as follows:

(a) if to the Buyer, to:

Genexosome Technologies Inc.

83 South Street, Suite 101

Freehold, New Jersey 07728

Attention: Dr. David Jin, CEO

with a copy (not constituting notice) to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Attention: Stephen M. Fleming

Telecopier: (516) 977-1209

(b) if to the Seller, to:

Yu Zhou

________________________

________________________

(c) All such notices or communications shall be deemed to be received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

6.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

6.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly therein (without regard to principles of conflicts of laws).

6.8. BENEFITS OF AGREEMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.9. PRONOUNS. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

6.10. AMENDMENT, MODIFICATION AND WAIVER. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by (i) the Buyer and (ii) the Seller; provided, however, that any party to this Agreement may waive any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

6.11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

6.12. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

6.13. CONSENT TO JURISDICTION; WAIVERS. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New Jersey or in the federal courts located in the state and county of Monmouth. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 6.5 shall be effective service of process for any Action in New Jersey with respect to any matters to which it has submitted to jurisdiction in this Section 6.13. For purposes of this Agreement, “Action” means any claim, action, suit or arbitration, or any other proceeding, in each instance by or before any Governmental Authority or any nongovernmental arbitration, mediation or other nonjudicial dispute resolution body.

6.14. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Purchase Agreement to be executed on its behalf as of the day and year first above written.

GENEXOSOME TECHNOLOGIES INC.

By: /s/ Dr. David Jin
Name: Dr. David Jin
Title: Chief Executive Officer

/s/ Yu Zhou

Yu Zhou

SCHEDULES

Schedule 1.1(a)

Patents

CURRENT OWNED INTELLECTUAL PROPERTY in China (to be filed in USA)
Application of an Exosomal MicroRNA in plasma as biomaker to diagnosis LIVER CANCER	Patent application number: CN 2016 1 0675107.5
Clinical application of circulating exosome carried miRNA-33b in the diagnosis of liver cancer	Patent application number: CN 2016 1 0675110.7
Saliva Exosome based methods and composition for the Diagnosis, Staging and Prognosis of ORAL CANCER	Patent application number: CN 2017 1 0330847.X
A novel exosome-based therapeutics against proliferative oral diseases	Patent application number: CN 2017 1 0330835.7